UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 17, 2010
Date of Report (Date of earliest event reported)

__________________________________________

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

 ______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4(c))

Item 8.01	Other Events.

 The European Committee on Standardization, or CEN, published today EN ISO 16156 Cigarettes – Assessment of the Ignition Propensity – Safety Requirement, which establishes the pass rate for measuring compliance against the standard test method of assessing the ignition propensity of cigarettes, which was in turn published as EN ISO 12863 on September 13, 2010.  The pass rate established is 75%, which is the same rate determined in accordance with the same test methodology currently in effect in other markets already under cigarette ignition propensity regulation, including the United States, Canada, Australia and Finland.

The approval of the Assessment of the Ignition Propensity represents accomplishment of a further significant step toward implementation of a lower ignition propensity regulatory requirement in the EU.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

Dated: November 17, 2010	By:	/s/ Peter J. Thompson
Peter J. Thompson
Executive Vice President, Finance and Strategic Planning